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                                                                    Exhibit 10.5

                                CRESCENT JEWELERS

                            SENIOR SUBORDINATED NOTE
                               DUE AUGUST 28, 2007

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT COVERING SUCH NOTE OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THE NOTE REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE 1933 ACT.

THESE SECURITIES HAVE BEEN ISSUED OR SOLD IN RELIANCE ON PARAGRAPH (13) OF CODE
SECTION 10-5-9 OF THE GEORGIA SECURITIES ACT OF 1973 AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER SUCH ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION UNDER SUCH ACT.

THE SALE OF THE NOTES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH NOTES OR THE PAYMENT OR RECEIPT OR ANY PART OF THE CONSIDERATION THEREFORE PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SUCH NOTES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102, OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.
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                                CRESCENT JEWELERS

                            SENIOR SUBORDINATED NOTE
                               DUE AUGUST 28, 2007

$35,000,000                                                      August 28, 2002

         Crescent Jewelers (the "Company"), a California corporation, for value received, hereby promises to pay to Friedman's Inc. or its registered assigns, the principal sum of THIRTY-FIVE MILLION DOLLARS ($35,000,000) on August 28, 2007, and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid principal balance thereof from the date of this Note at the interest rate provided below.

         The Note shall bear interest from the date thereof until it shall become due and payable (whether at maturity, by acceleration or otherwise) at an annual rate equal to the Applicable Interest Rate.

         Defined Terms

         Capitalized terms used in this Note and not otherwise defined shall have the meanings ascribed to them in that certain Note Purchase Agreement of even date herewith.

         "Applicable Interest Rate" for any period means the sum of

                  (a) the weighted average interest rate for such period (the "Credit Agreement Rate") applicable pursuant to Section 2.3 of that certain Credit Agreement, dated August 28, 2002, by and between the Purchaser, as Borrower, certain subsidiaries of the Purchaser, as guarantors, the lenders named therein, Bank of America, N.A., as administrative agent, and CIT Group/Business Credit, Inc., as syndication agent (the "Purchaser's Credit Agreement"), as of the Closing Date, excluding the effect of any interest rate increase pursuant to Section 3.1 of the Purchaser's Credit Agreement or any equivalent provision thereof; plus

                  (b) the quotient obtained by dividing:

                           (i) the product of (x) .4118 (the quotient obtained by dividing $35,000,000 by $85,000,000); and (y) the amount of the Guaranty Fee payable by the Company under
                                    Section 2(b) of that certain Guaranty Fee
                                    Agreement, dated as of September 15, 1999, by and between the Purchaser, the Company and the Parent, for the twelve month period ending on the Closing Date; by

                           (ii)     $35,000,000; plus

                  (c) (A) 33.3% of the quotient obtained by dividing (i) the amortizable fees associated with entering into Purchaser's Credit Agreement that are allocable to the $35,000,000
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invested by the Purchaser in this Note (as certified to the Company by an executive officer of the Purchaser and delivered to the Company on or prior to January 15, 2003) by (ii) $35,000,000 for the Fiscal Year of the Purchaser ending in 2003, 2004, and 2005, and (B) 0% thereafter.

         "Fiscal Quarter of the Purchaser" means each of the four consecutive quarterly periods collectively forming a Fiscal Year of the Purchaser.

         "Fiscal Year of the Purchaser" means any period of four consecutive quarters ending on the Saturday closest to September 30th.

         This Note shall be payable semi-annually on each January 15th and July 15th (each an "Interest Payment Date"), commencing January 15, 2003, for the preceding Interest Period and shall be due and payable in full on the fifth anniversary of the Closing Date (as hereinafter defined) (the "Maturity Date"), unless subject to prepayment at an earlier date. Interest on this Note shall be computed on the basis of a 360-day year of twelve 30-day months. This Note shall bear interest on any overdue principal, including any overdue payment or prepayment of principal, if any, and (to the extent permitted by applicable law) on any overdue installment of interest, at the rate of 2% per annum above the rate of interest payable at the time any such amount shall be overdue. If the Company shall have paid any interest or premium on this Note in excess of that permitted by law, then it is the express intent of the Company and the Purchaser that all excess amounts previously collected by the Company be credited on the principal balance of this Note, and the provisions thereof immediately be deemed reformed and the amounts thereafter collectable thereunder reduced, without the necessity of the execution of any new document, so as to comply with the then applicable law, but so as to permit the recovery of the fullest amount otherwise called for thereunder.

         This Note is issued pursuant to that certain Note Purchase Agreement, dated as of August 28, 2002, between the Company and the Purchaser (the "Note Purchase Agreement") and is entitled to the benefits thereof.

         Payment of principal, premium, if any, and interest shall be made to the registered holder hereof in such coin or currency of the United States of America as at that time of payment shall be legal tender for the payment of public and private debts, at the location designated in Schedule 6.1 of the Note Purchase Agreement, in each case subject to the right of the registered holder hereof under the Note Purchase Agreement to receive direct payment in immediately available funds.

         At the Company's option, with the written consent of the Purchaser, the Company shall issue to the Purchaser additional senior subordinated notes
("Notes in Kind") in lieu of cash payments of interest accrued on the Initial Note which would otherwise be payable as provided in Section 1.2(a) of the Note Purchase Agreement. The Notes in Kind shall have identical terms, including the Applicable Interest Rate and Maturity Date, as the Initial Note.
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         As and to the extent provided in the Note Purchase Agreement, this Note is subject to prepayment, in whole or in part. The Company agrees to make required prepayments on account of this Note in accordance with the provisions of the Note Purchase Agreement.

         Under certain circumstances, as specified in the Note Purchase Agreement, the principal of and accrued interest on this Note may be declared due and payable in the manner and with the effect provided in the Note Purchase Agreement.

         This Note has not been registered under the Securities Act of 1933, as amended, or the laws of any state and may be transferred in whole or in part only pursuant to an effective registration statement under such Act and applicable state laws or under an exemption from such registration available under such Act and applicable state law. Subject to the foregoing, transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of the Company as provided in the Note Purchase Agreement. Prior to presentation of this Note for registration of transfer, the Company shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue, and the Company shall not be affected by notice to the contrary.

         The payment of the principal of and interest on this Note is expressly subordinated, in the manner and to the extent provided in the Subordination Agreement, to the payment of certain other indebtedness of the Company (as more fully described in the Subordination Agreement), and by acceptance of this Note the holder agrees, expressly for the benefit of the present and future holders of such indebtedness, to be bound by the provisions of the Subordination Agreement.

         The Company agrees to perform and observe duly and punctually each of the covenants and agreements set forth in the Note Purchase Agreement. All such covenants and agreements are incorporated by reference in this Note, and this Note shall be interpreted and construed as if all such covenants and agreements were set forth in full in this Note at this place.

         This Note shall be governed by and construed in accordance with the law of the State of New York.

         IN WITNESS WHEREOF, Crescent Jewelers has caused this Note to be duly executed under seal.

                                CRESCENT JEWELERS

                             By: /s/ Victor M. Suglia
                                 --------------------------
                                 Victor M. Suglia
                                 Senior Vice President, Chief Financial Officer, Secretary and Treasurer